================================================================================

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement


[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Bergstrom Capital Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         BERGSTROM CAPITAL CORPORATION

                         505 MADISON STREET, SUITE 220
                          SEATTLE, WASHINGTON  98104

                                _______________


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 3, 1997


To the Stockholders of
 BERGSTROM CAPITAL CORPORATION

     NOTICE IS HEREBY GIVEN that by order of the Board of Directors, the Annual Meeting of Stockholders of Bergstrom Capital Corporation, a Delaware corporation (the "Company"), will be held in the Cutter Room, The Rainier Club, Fourth Avenue and Marion Street, Seattle, Washington, on November 3, 1997, at 11:00 a.m., Seattle time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

          1. To elect three directors, two to hold office until the Annual Meeting of Stockholders in 2000 and one to hold office until the Annual Meeting of Stockholders in 1998, and in all cases until their respective successors shall be elected and shall qualify;

          2. To ratify or reject the selection by the Company's Board of Directors of Deloitte & Touche LLP as the independent accountants of the Company for the year ending December 31, 1997; and

          3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 15, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof, and only stockholders of record at the close of business on such date are entitled to so vote. The stock transfer books of the Company will not be closed. A complete alphabetical listing of stockholders entitled to vote at the meeting or any adjournment thereof, including their addresses and number of shares registered in the name of each such stockholder, will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for the ten days prior to the meeting, at the office of the Company in Seattle, Washington, specified above, and will be available for inspection by any stockholder at the time of the meeting, at the place thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING ALL OF THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, RECOMMENDS THAT STOCKHOLDERS ELECT THE NOMINEES FOR DIRECTOR AND RATIFY THE SELECTION OF AUDITORS BY VOTING FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2 IN THE ENCLOSED PROXY.

     Please execute and return the enclosed Proxy promptly in the enclosed envelope, whether or not you intend to be present at the meeting. You are urged to attend and vote in person. If you are not able to attend, it is important that your shares be represented by Proxy. You may revoke your Proxy at any time before it is voted.

                                       By Order of the Board of Directors



                                       Pamela A. Fiorini
                                         Secretary

Seattle, Washington
September 26, 1997

                         BERGSTROM CAPITAL CORPORATION

                         505 MADISON STREET, SUITE 220
                           SEATTLE, WASHINGTON 98104

                           ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bergstrom Capital Corporation, a Delaware corporation (the "Company"), of Proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on November 3, 1997, and any adjournment thereof, for action upon the matters set forth in the foregoing Notice of Annual Meeting of Stockholders.

     All shares represented by each properly signed Proxy received prior to the meeting will be voted at the meeting. If a stockholder specifies how the Proxy is to be voted on any of the business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, the Proxy will be voted FOR the election of each of the directors nominated by the Board of Directors (Proposal 1) and FOR Proposal 2. The Proxy may be revoked by a stockholder, at any time prior to its use, by written notice to the Company, by submission of a subsequent Proxy or by voting in person at the meeting.

     If a vote is taken on adjournment of the meeting, or any other procedural matters, Proxies will be voted at the discretion of the persons voting the Proxies so as to facilitate the election of each of the directors proposed by the Board of Directors (Proposal 1) and the adoption of Proposal 2.
Accordingly, absent contrary instructions on the Proxy card, Proxies withholding votes on Proposal 1 or abstaining on or opposing Proposal 2 may be voted on procedural matters, such as adjournment, to facilitate an opposite result.

     The representation in person or by proxy of at least one-third of the shares of Capital Stock entitled to vote is necessary to constitute a quorum for transacting business at the meeting. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker "non-votes" will be counted as present. Broker "non-votes" occur when the Company receives a Proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the Proxy. The directors nominated in Proposal 1 will be elected by a plurality of the shares voting and entitled to vote thereon at the meeting, and Proposal 2 requires the approval of a majority of the shares voting and entitled to vote thereon at the meeting. Withheld votes and broker non-votes will not be counted in favor of or against, but will have no other effect on, the vote for both proposals. An abstention will have the effect of a vote against Proposal 2.

     The cost of solicitation, including postage, printing and handling, and the expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal interviews. This Proxy Statement and the enclosed form of Proxy were first mailed to stockholders on or about September 26, 1997.

     At the close of business on September 15, 1997, the record date for the determination of stockholders entitled to vote at the meeting, there were outstanding 1,062,800 shares of Capital Stock. Each share is entitled to one vote.

     The following table sets forth information as of June 30, 1997 with respect to all persons known by the Company to be the beneficial owners of more than 5% of the Company's Capital Stock and with respect to the beneficial ownership of the Company's Capital Stock by all directors and executive officers of the Company as a group:

                              AMOUNT AND NATURE OF         PERCENT
           NAME              BENEFICIAL OWNERSHIP (1)      OF CLASS
           ----              ------------------------      ----------
Erik E. Bergstrom                  222,460(2)                  20.57%
  P.O. Box 126
  Palo Alto, CA  94302

Directors and executive            230,810(3)                  21.34%
officer as a group
  (5 persons)

_________________________________

(1) Sole voting and investment power unless otherwise indicated in the notes below.

(2) Includes 65,781 shares owned by Federal United Corporation and 6,779 shares owned by Bergstrom Advisers, Inc. (the "Adviser"), corporations controlled by Mr. Bergstrom. Does not include 24,000 shares beneficially owned by Mr. Bergstrom's wife, 58,200 shares owned by Erik E. and Edith H. Bergstrom Foundation, Inc., and 14,305 shares owned by Sharon's Trust, of which Mr. Bergstrom is one of three trustees, as to all of which Mr. Bergstrom disclaims any beneficial interest.

(3) Includes the shares shown in the table above as beneficially owned by Mr. Bergstrom. See "ELECTION OF DIRECTORS" for information regarding shares owned by the other directors and the executive officer.

     So far as is known to management of the Company, on June 30, 1997 no other person owned beneficially more than 5% of the Capital Stock of the Company, although on such date Cede & Co., a nominee of Depository Trust Company ("DTC"), owned of record 770,339 shares of Capital Stock of the Company, including a portion of the shares beneficially owned by Mr. Bergstrom, or approximately 71.2% of the number of shares outstanding as of such date. DTC is a depository of securities for brokers, dealers and other institutional investors.
Securities are so deposited for the purpose of permitting book entry transfers of securities among such investors. Except as otherwise indicated above, the Company does not know the names of beneficial owners of Capital Stock which is on deposit with DTC.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS 1996 ANNUAL REPORT AND 1997 SEMI-ANNUAL REPORT TO ANY STOCKHOLDER UPON REQUEST BY TELEPHONE AT 1-800-426-5523 OR IN WRITING DIRECTED TO: STATE STREET BANK AND TRUST COMPANY, P.O. BOX 8200, BOSTON, MASSACHUSETTS, 02266-8200.

     State Street Bank and Trust Company is the custodian, accounting agent, transfer agent and dividend paying agent for the Company. William L. McQueen & Associates, whose address is the same as that of the Company, provides certain administrative services to the Company, as described herein under "ELECTION OF DIRECTORS -- Officers of the Company."

     Each proposal to be voted upon has been independently considered by the Board of Directors. The Board of Directors is recommending that stockholders vote FOR the election of the persons named below as directors of the Company (Proposal 1) and FOR Proposal 2.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

EXPLANATION AND HISTORY OF COMPANY'S CLASSIFIED BOARD OF DIRECTORS

     At the 1979 Annual Meeting of Stockholders of the Company, approximately 84% of the shares voted on the proposal were cast in favor of a proposal to amend the Certificate of Incorporation to classify directors into three classes, each of approximately the same size, with one class of directors to be elected annually. In addition, the stockholders then approved amendments to the Certificate of Incorporation to require the affirmative vote of at least two-thirds of the number of shares of voting stock outstanding to approve any proposal to dissolve, merge or consolidate the Company, to sell its assets or to effect any amendment to the Certificate of Incorporation to make the stock a redeemable security (or to amend any of the foregoing provisions). The impetus for these proposals was the Board of Directors' awareness that there were efforts being made to effect structural changes in other closed-end investment companies, such as dissolution or merger, or causing the companies to become open-ended and thus stand ready to redeem their outstanding shares. The Board of Directors is not aware of any such efforts currently being made with respect to the Company.

     The Board of Directors believed in 1979 and continues to believe that the primary purpose of such structural changes is to generate a one-time profit through the elimination of the discount between the market price and the net asset value of closed-end investment companies. The Board of Directors also believed that the present closed-end structure which was adopted by the Company when it was founded in 1968 was a more appropriate vehicle for long-term capital growth, since there is no need to consider the possible impact of purchases and redemptions upon investment strategy, which, in the Board's view, would be a consideration if the Company were open-ended. Further, in the event the Company were an open-end mutual fund, and its share redemptions exceeded sales of new shares, the amount of its assets would decline, as would the advisory fee paid to the Adviser (which is controlled by Erik E. Bergstrom), unless an increase in this fee were approved by the Board of Directors and stockholders.

     One of the purposes of the 1979 amendments was to discourage attempts to take over control of the Company in a transaction not approved by the Company's Board of Directors by making it more difficult for anyone to obtain control in a short time and thereby impose his will on the remaining stockholders. With respect to the classified Board of Directors which was approved at the 1979 Annual Meeting, the Board then believed and continues to believe that a staggered election of directors moderates the pace of any attempted change in management by extending the time required to elect the majority of the directors from one to two years. Further, under Delaware law, directors who are members of a board which is classified (as is the case of the Company's Board) may not be removed from office except for cause unless the Certificate of Incorporation provides otherwise, which the Company's does not.

NOMINEES FOR ELECTION AND DIRECTORS

     Pursuant to the classified system for electing directors described above, at the Annual Meeting of Stockholders held in 1994, the stockholders elected this year's nominees for the Board of Directors, Erik E. Bergstrom and George Cole Scott, to serve for a term of three years. Mr. Bergstrom and Mr. Scott have each been nominated to hold office as a director of the Company for an additional three-year term which will expire at the time of the Annual Meeting of Stockholders of the Company to be held in 2000. If authority is granted to vote in the election to fill the director positions open in 1997, the enclosed Proxy will be voted for Mr. Bergstrom and Mr. Scott, each of whom has consented to continue to serve as a director of the Company.

     Clayton H. Williams, who was elected a director at the Annual Meeting of Stockholders in 1995, has tendered his resignation, after serving nineteen years as a director of the Company. The Board of Directors has accepted Mr. Williams' resignation, effective upon his successor being elected and qualified. The Board of Directors has nominated William H. Sperber to serve the remainder of Mr. Williams' term, which will expire at the time of the Annual Meeting of Stockholders of the Company in 1998. If authority is granted to vote in the election to fill the director position opened by Mr. Williams' resignation, the enclosed Proxy will be voted for Mr. Sperber, who has consented to serve as a director of the Company.

     In the unanticipated event that any or all nominees cannot for some reason be a candidate, then the Proxy holders may vote in favor of such substitute nominee(s) as the Board of Directors shall designate or the Board of Directors may reduce the number of directors to be elected. The Company knows of no current circumstances which would render any nominee unable to accept nomination or election.

     The following table sets forth a list of the individuals nominated for election as a director and the Company's directors whose terms will continue following the Annual Meeting, together with their ages, the number of shares of Capital Stock of the Company beneficially owned by each such director as of June 30, 1997, and other information.

                                                                                                   CAPITAL STOCK
                                                                                                      OF THE
                                                                                                      COMPANY
                                                                                                   BENEFICIALLY
                             POSITION, IF ANY, WITH THE COMPANY                          PRESENT      OWNED AT
                             AND THE ADVISER, PRINCIPAL OCCUPATION        DIRECTOR        TERM        JUNE 30,         PERCENT
NAME AND AGE                      AND BUSINESS EXPERIENCE                  SINCE         EXPIRES      1997(1)          OF CLASS
-------------                -------------------------------------        -------        --------  --------------      --------
Erik E. Bergstrom*           Chairman of the Board of Directors           October         1997      222,460(2)          20.57%
               (59)          (but not an officer) of the Company;          1976
                             President and director of the Adviser;
                             private investor; officer of Federal
                             United Corporation (a personal
                             holding company); President and
                             director of Erik E. and Edith H.
                             Bergstrom Foundation, Inc. (a private
                             foundation which makes grants to
                             charitable organizations), all for
                             more than five years.

George Cole Scott*           Account Executive and Investment             October         1997          300(3)           0.03%
               (60)          Advisor Representative for Anderson           1976
                             & Strudwick,Inc. (a securities broker
                             and dealer) for more than five years;
                             President of Closed-End Fund Advisors,
                             Inc. (an investment adviser) since
                             October 1996; and President and sole
                             owner of Cole Publishing, Inc. (an
                             investment consulting firm) from
                             February 1988 to April 1996.

William H. Sperber           President, Chief Executive Officer,           ----           1998          500              0.05%
               (64)          Managing Director, and co-founder of
                             The Trust Company of Washington
                             since July 1992.

William L. McQueen*          President of the Company since               November        1999          110(4)           0.01%
               (66)          November 1980; Treasurer of the               1980
                             Company from October 1986 to June
                             1987 and since January 1988; Secretary
                             of the Company from October 1976 to
                             November 1980; in practice as a
                             certified public accountant and sole
                             proprietor of William L. McQueen &
                             Associates for more than five years.

                                                                                                   CAPITAL STOCK
                                                                                                      OF THE
                                                                                                      COMPANY
                                                                                                   BENEFICIALLY
                             POSITION, IF ANY, WITH THE COMPANY                          PRESENT      OWNED AT
                             AND THE ADVISER, PRINCIPAL OCCUPATION        DIRECTOR        TERM        JUNE 30,         PERCENT
NAME AND AGE                      AND BUSINESS EXPERIENCE                  SINCE         EXPIRES      1997(1)          OF CLASS
-------------                -------------------------------------        -------        --------  --------------      --------
Norman R. Nielsen            Manager and Senior Member of                 October         1999         6,840(5)          0.63%
               (56)          research staff, SRI Consulting, a             1976
                             wholly owned subsidiary of SRI
                             International (a research and
                             consulting organization), for more
                             than five years.

-------------------------

(*) An "interested person" of the Company, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Bergstrom is an interested person by virtue of the magnitude of his stock ownership in the Company and his affiliation with the Company's investment adviser, Bergstrom Advisers, Inc.; Mr. McQueen is an interested person by virtue of his status as President and Treasurer of the Company; and Mr. Scott is an interested person by virtue of his affiliation with a securities broker and dealer.

(1) Sole voting and investment power unless otherwise indicated in the notes below.

(2) Includes 65,781 shares owned by Federal United Corporation and 6,779 shares owned by Bergstrom Advisers, Inc., corporations which Mr. Bergstrom controls. Does not include 24,000 shares owned by Mr. Bergstrom's wife, 58,200 shares owned by Erik E. and Edith H. Bergstrom Foundation, Inc., and 14,305 shares owned by Sharon's Trust, of which Mr. Bergstrom is one of three trustees, as to all of which he disclaims any beneficial interest.

(3) Includes 100 shares held in a Keogh plan for the benefit of Mr. Scott. Does not include 1,500 shares owned by Mr. Scott's wife, 1,000 shares held by Mr. Scott's son, 400 shares held by Mr. Scott's daughter, 3,156 shares owned by Mr. Scott's mother, and 1,468 shares owned by Mr. Scott's sister, as to all of which Mr. Scott disclaims any beneficial interest.

(4) These shares are held in an individual retirement account for the benefit of Mr. McQueen.

(5) Includes 6,400 shares owned by the Nielsen Family Trust, of which Mr. Nielsen is a trustee, and 440 shares owned by the Lenore Nielsen Trust, of which Mr. Nielsen is also a trustee, but does not include 1,550 shares owned by Mr. Nielsen's daughter, as to all of which he disclaims any beneficial interest.

MEETINGS OF DIRECTORS AND COMMITTEES THEREOF

     During 1996, the Board of Directors held four meetings. All directors attended all of these meetings. The Board of Directors established an Audit Committee in mid-1978, the members of which are currently Messrs. Nielsen and Williams. It is contemplated that, if elected, Mr. Sperber will replace Mr. Williams on the Audit Committee. During 1996, the Audit Committee held two meetings and all members attended all of these meetings. The Audit Committee reviews with the independent accountants of the Company the Company's annual audited financial statements, considers any comments which the independent accountants may have regarding the Company's financial statements or books of account and considers the adequacy of the Company's internal accounting controls. The Board of Directors has no Nominating Committee. The Board of Directors reviews the qualifications of and recommends a director or slate of directors for election by the stockholders at each Annual Meeting of Stockholders and appoints candidates to fill vacancies on the Board, subject to their qualifying under the 1940 Act. The Board of Directors will consider nominees for director recommended by stockholders. Such recommendations should include qualifications and biographical information and should be submitted to the Secretary of the Company.

OFFICERS OF THE COMPANY

     The present officers of the Company are William L. McQueen, President and Treasurer, Pamela A. Fiorini, Secretary, and Elizabeth C. Hedlund, Assistant Secretary. It is contemplated that the Board of Directors will re-elect Mr. McQueen, Ms. Fiorini and Ms. Hedlund to their respective offices. Officers serve at the discretion of the Board of Directors. Neither Mr. McQueen, Ms. Fiorini nor Ms. Hedlund is an officer, director or employee of the Adviser. Mr. McQueen's accounting firm, William L. McQueen & Associates, has been engaged by the Adviser to provide fund administration services and related office facilities to the Company. William L. McQueen & Associates receives no compensation from the Adviser or the Company for these services. However, Mr. McQueen receives compensation as a director and officer of the Company, as described under "Compensation of Directors and Executive Officer" below. From time to time, William L. McQueen & Associates has provided accounting services to William H. Sperber, one of the nominees for director.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICER

     The following table sets forth the compensation paid by the Company to directors and the executive officer of the Company in 1996.

                                                COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------
                                                      Pension or                              Total Director
                               Aggregate         Retirement Benefits         Estimated         Compensation
Name of Person and           Compensation        Accrued As Part of       Annual Benefits     From Company and
 Position                    From Company         Company Expenses        Upon Retirement     Fund Complex/1/
---------------------------------------------------------------------------------------------------------------
Erik E. Bergstrom,            $     0/2/               $0                       $0             $     0
 Director
Norman R. Nielsen,            $10,500/3/               $0                       $0             $10,500
 Director
William L. McQueen,           $69,000/4/               $0                       $0             $ 9,000
 President, Treasurer
 and Director
George Cole Scott,            $ 9,000/5/               $0                       $0             $ 9,000
 Director
Clayton H. Williams,          $10,500/3/               $0                       $0             $10,500
 Director

---------------------

/1/ A Fund Complex consists of investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any other investment companies. RCM Capital Management, L.L.C. ("RCM"), a Delaware limited liability company, one of the subadvisers of the Company, and certain of its affiliates act as investment advisers to investment companies other than the Company. However, none of the directors or the executive officer of the Company received any compensation from any such investment companies.

/2/ Does not include the fee of $880,853 paid to the Adviser pursuant to the Advisory Agreement as described below under "GENERAL INFORMATION."

/3/ Consisted of a $9,000 director fee and a $1,500 fee for serving on the Audit Committee.

/4/ Consisted of a $9,000 director fee and a $60,000 salary for serving as President and Treasurer of the Company, which salary is reimbursed to the Company by the Adviser pursuant to the Advisory Agreement described below under "GENERAL INFORMATION."

/5/  Consisted of a $9,000 director fee.

          Directors fees and Audit Committee fees are payable quarterly in arrears. Directors other than Mr. Bergstrom are also entitled to reimbursement for their expenses of attending meetings of the Board of Directors or its committees.


REQUIRED VOTE

          The election of the directors requires the affirmative vote of a plurality of the shares voting and entitled to vote thereon at the meeting, in person or by proxy. The Board of Directors recommends a vote FOR the election of each of the nominees named above.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

                                 (PROPOSAL 2)

     On February 26, 1996, the directors who were not "interested persons" of the Company, within the meaning of the 1940 Act, selected Deloitte & Touche LLP to carry out the audit of the Company's financial statements for the year ended December 31, 1996. Also in February 1996, the Audit Committee of the Board of Directors reviewed the proposed audit and non-audit services to be performed by Deloitte & Touche LLP for the Company during 1996, and after giving consideration to the effect upon that firm's independence, approved its performing audit and audit function services and specified categories of non-audit services (up to a dollar amount limit on services to be performed). From time to time thereafter during 1996, the Audit Committee reviewed the services actually performed to see that they were consistent with the earlier approvals.

     At the regular meeting of the Board of Directors of the Company held on August 11, 1997, the directors of the Company who were not "interested persons" of the Company selected Deloitte & Touche LLP, through its Boston office, to be the independent public accountants of the Company, to carry out the audit of the Company's financial statements for the year ending December 31, 1997, and to perform such other services as may be requested from time to time by the Company. Deloitte & Touche LLP has no connection with the Company except in such capacity, although it audits the financial statements of the Adviser through its San Francisco office, and it has no direct or indirect financial interest in the Company.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she chooses to do so.

REQUIRED VOTE

     The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares voting and entitled to vote thereon at the meeting, in person or by proxy. The Board of Directors recommends a vote FOR such ratification.


                              GENERAL INFORMATION

INVESTMENT ADVISORY ARRANGEMENTS

     Information About Bergstrom Advisers, Inc. Bergstrom Advisers, Inc., a Delaware corporation (the "Adviser"), the sole stockholder, director, officer and investment management employee of which is Mr. Bergstrom, is the Company's investment adviser. Mr. Bergstrom's address and that of the Adviser is P.O. Box 126, Palo Alto, California 94302. Mr. Bergstrom has been engaged professionally in securities investments since 1967. In addition to his services as President of the Adviser, Mr. Bergstrom is a private investor and serves as President and Treasurer of Federal United Corporation, a personal holding company which is controlled by Mr. Bergstrom. The Adviser provides investment advisory or management services only to the Company. The Adviser has been the Company's investment adviser since 1976.

     Terms of the Investment Management and Advisory Agreement with the Adviser. The Investment Management and Advisory Agreement between the Company and the Adviser (the "Advisory Agreement") continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities of the Company or by the Board of Directors of the Company, together with, in each instance, the vote of a majority of those directors who are not "interested persons" of the Company or the Adviser. On August 11, 1997, the Board of Directors of the Company unanimously approved the continuance of the

Advisory Agreement until November 6, 1998. The Advisory Agreement may be terminated at any time without penalty by vote of the majority of the outstanding voting securities of the Company or by a vote of a majority of the entire Board of Directors of the Company on sixty days' written notice to the Adviser or by the Adviser on sixty days' written notice to the Company. The Advisory Agreement automatically terminates upon its assignment.

     Under the Advisory Agreement, the Adviser provides investment management, advisory and research services to the Company, advising the Company on the composition of its portfolio and determining, subject to overall supervision by the Company's Board of Directors, which securities may be bought and sold. In addition, the Adviser furnishes to the Company office facilities and simple business equipment and pays the cost of keeping the Company's books and records. It also pays the fees and expenses of any director of the Company who is an "affiliated person" of the Adviser (the only such person being Mr. Bergstrom) and reimburses the Company for compensation paid to any officer of the Company.

     The Advisory Agreement provides that the services to be performed by the Adviser also may be performed by any organization with which the Adviser may contract, subject to approval by the Company's Board of Directors and compliance with applicable law, without relieving the Adviser of any responsibilities to the Company it would have if it performed such services directly. Pursuant to this provision, the Adviser has entered into two subadvisory agreements which are described below.

     The Advisory Agreement provides for the Company to pay the Adviser an advisory fee which, on an annual basis, amounts to 3/4 of 1%, which rate is higher than rates charged most other investment companies, of the first $50,000,000 of the Company's average net assets, plus 1/2 of 1% of the value of the average net assets in excess of $50,000,000, all in consideration of providing the services described above. Such fee is to be computed weekly and paid monthly. During the fiscal year ended December 31, 1996, the Company paid the Adviser $880,853 in fees pursuant to the Advisory Agreement.

     The Advisory Agreement also provides that the Company will generally pay all of its operating expenses subject to the following limitation on expenses: if in any fiscal year of the Company the sum of the fee paid and payable to the Adviser for such year plus the operating expenses of the Company for such year exceeds 1-1/2% of the first $50,000,000 of the Company's average net assets, plus 1% of the Company's average net assets in excess of $50,000,000, the Adviser will reimburse the Company for such excess, up to the amount of the fee received by the Adviser for such year. In the event the excess operating expenses are greater than the fee for such year, the maximum amount payable by the Adviser would be the amount of the fee received, and there would be no carry-forward or carry-back of the unrecovered portion to any other period. The Advisory Agreement provides for quarterly reviews of the operating expenses and for interim reductions in the amount of the fee then payable to the Adviser for the balance of the year (subject to later adjustment) if it appears likely that the operating expense limitation for the year will be exceeded. During the 1996 fiscal year, there were no fee reductions nor reimbursements for excess expenses.

     Mr. Bergstrom has licensed to the Company, on a royalty-free, non-exclusive basis, the word Bergstrom for use in the Company's name in connection with its business as an investment company. Mr. Bergstrom has the right to terminate this license upon the termination of the Advisory Agreement. Mr. Bergstrom may use or license the word Bergstrom in connection with the Adviser, other investment companies and other business enterprises.

INVESTMENT RESEARCH AND SUBADVISORY ARRANGEMENTS

     General Information. At present, the Adviser has investment research and subadvisory arrangements with RCM and Frank A. Branson, Inc. ("Branson") with respect to certain portions of the marketable securities held or to be acquired by the Company. Pursuant to such arrangements, the Adviser has given RCM and Branson authority, in varying degrees, to effect purchases and sales of portfolio securities on behalf of the Company. At June 30, 1997, RCM and Branson had subadvisory responsibilities for approximately $82.9 million and $40.4 million, or 51.3% and 25.0%, respectively, of the net assets of the Company. The balance of the assets of the Company was under the direct investment management responsibility of the Adviser. During 1996, the Adviser paid RCM and its predecessor, RCM Capital Management, a California Limited Partnership ("RCMLP"), aggregate fees of $302,346, and Branson aggregate fees of $122,218, out of the fees the Adviser received from the Company.

     Information About RCM Capital Management, L.L.C. RCM is a wholly owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany. RCM has been a subadviser to the Company since June 1996, when it acquired RCMLP. From 1986 until June 1996, RCMLP acted as a subadviser to the Company. Subject to the oversight of RCM's Board of Managers, the day-to-day business of RCM is managed by RCM Limited L.P. ("RCM Limited"), the former general partner of RCMLP. The sole general partner of RCM Limited is RCM General Corporation ("RCM General"). The business address of RCM, RCM Limited and RCM General is Four Embarcadero Center, San Francisco, California 94111.

     Terms of the Investment Management and Advisory Agreement between RCM and the Adviser. The Investment Management and Advisory Agreement between RCM and the Adviser (the "RCM Agreement") continues in effect until November 6, 1997, and thereafter continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities of the Company or by the Board of Directors of the Company, together with, in each instance, the vote of a majority of those directors who are not "interested persons" of the Company, the Adviser or RCM. The Board of Directors expects to consider the continuation of the RCM Agreement at its regular meeting to be held on November 3, 1997. The Company may at any time terminate the RCM Agreement upon sixty days' written notice to RCM and to the Adviser either by majority vote of the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company. With the prior approval of the Board of Directors of the Company, the Adviser may at any time terminate the RCM Agreement upon sixty days' written notice to RCM. RCM may at any time terminate the RCM Agreement upon sixty days' written notice to the Company and to the Adviser. The RCM Agreement automatically terminates upon its assignment or upon termination of the Advisory Agreement.

     Under the RCM Agreement, the Adviser grants to RCM full authority to manage the investment and reinvestment of a portion of the Company's assets (the "RCM Portfolio"). Such investment and reinvestment are in RCM's discretion but are required to be consistent with the investment objectives, policies and restrictions of the Company as furnished to RCM by the Adviser. The Adviser has the authority to vary the amount of assets in the RCM Portfolio in its discretion. Under the RCM Agreement, RCM is required to furnish the Company and the Adviser with quarterly statements of the RCM Portfolio, as well as statements evidencing any purchases and sales for the RCM Portfolio.

     Set forth below is the schedule of annual fees payable by the Adviser to RCM under the RCM Agreement. The fee is calculated quarterly.

       MARKET VALUE OF SECURITIES AND CASH                          FEE
       -----------------------------------                          ---
       On the first $10,000,000 or fraction thereof...........  0.70% annually
       On the next $10,000,000 or fraction thereof............  0.60% annually
       On the next $20,000,000 or fraction thereof............  0.50% annually
       On the next $20,000,000 or fraction thereof............  0.35% annually
       On the next $40,000,000 or fraction thereof............  0.30% annually
       On sums exceeding $100,000,000.........................  0.25% annually

RCM has authority to invest a portion of the Company's assets in the shares of any investment company advised by RCM. Such shares are not included in the calculation of the market value of securities and cash managed by RCM for purposes of determining the fee paid by the Adviser to RCM, but are included in such calculation for purposes of determining the fee paid by the Company to the Adviser.

     As of June 30, 1997, approximately $2.3 million, $2.2 million and $2.2 million, respectively, of the Company's assets were invested in the RCM Growth Equity Fund, the RCM Small Cap Fund and the RCM International Growth Equity Fund A (the "RCM Funds"), each a series of the RCM Capital Funds, Inc., an open-end investment company which is advised by RCM. The RCM Growth Equity Fund and the RCM International Growth Equity Fund A pay RCM an annual fee of 0.75% of average net assets, and the RCM Small Cap Fund pays RCM an annual fee of 1% of average net assets. These fees are higher than the fees that are paid by most investment companies; however, these fees are comparable to the fees paid by other investment companies with similar investment objectives. Although the Company does not pay these fees to RCM directly, any return of the Company on its investment in the RCM Funds, like any return of the Company on its investment in other investment companies, is reduced by the amount of these fees. As of June 30, 1997, approximately 8.1% of the Company's total assets was invested in investment companies, including the RCM Funds. The RCM Funds do not charge any sales load, redemption fee or distribution fee.

     Information About Frank A. Branson, Inc. Branson is a California corporation with its business address at 555 Twin Dolphin Drive, Suite 185, Redwood City, California 94065. Branson has been a subadviser to the Company since 1986.

     Terms of the Investment Research Agreement between Branson and the Adviser. The Investment Research Agreement (the "Branson Agreement") between Branson and the Adviser continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of outstanding voting securities of the Company or by the Board of Directors of the Company, together with, in each instance, the vote of a majority of those directors of the Company who are not "interested persons" of the Company, the Adviser or Branson. On August 11, 1997, the Board of Directors of the Company unanimously approved the continuance of the Branson Agreement until November 6, 1998. The Branson Agreement may be terminated at any time by vote of the majority of the outstanding voting securities of the Company or by a vote of a majority of the entire Board of Directors of the Company on sixty days' written notice to Branson and the Adviser; or with the prior approval of the Board of Directors of the Company, by the Adviser on sixty days' written notice to Branson; or by Branson on sixty days' written notice to the Adviser and to the Company. The Branson Agreement automatically terminates upon its assignment or upon termination of the Advisory Agreement.

     Under the Branson Agreement, Branson provides to the Adviser investment research relating to marketable securities useful to the Adviser in the performance of its activities under the Advisory Agreement. The Adviser from time to time advises Branson as to the amount of the assets of the Company for which Branson has subadvisory responsibility, and such responsibility is limited to that amount and continues until modified by the Adviser. The Branson Agreement provides that, except to the extent expressly authorized by the Adviser, Branson has no authority to determine the nature or timing of changes in the portfolio of the Company or the manner of effecting such changes or to cause the purchase or sale of portfolio securities. The Adviser has delegated and intends to continue to delegate to Branson discretionary authority in varying degrees to purchase or sell portfolio securities for the Company, typically with limitations on maximum amounts of securities which may be purchased or sold and limitations on maximum purchase and minimum sale prices, outside of which limitations Branson would be required to consult with the Adviser.

     The Adviser pays to Branson compensation at the annual rate of 3/8 of 1% of the value of the assets of the Company for which Branson has investment or advisory responsibility as of the date of such computation. Compensation under the Branson Agreement is calculated and accrued quarterly.

COMPLIANCE WITH SECTION 30(h) OF THE 1940 ACT

     Section 30(h) of the 1940 Act requires the Company's officers, directors and investment advisers, the affiliated persons of such investment advisers, and the beneficial owners of more than ten percent of the Company's Capital Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the American Stock Exchange, and to provide copies of such reports to the Company.

     Based solely on a review of the copies of such reports received by it and of written representations by reporting persons that no additional reports are due, the Company believes that all Section 30(h) filing requirements for 1996 were satisfied, except as follows. Gerhard Eberstadt and George N. Fugelsang, directors of RCM, failed to file on a timely basis their initial reports of ownership on Form 3. This information was subsequently reported, as required, on Form 5.


                STOCKHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held during 1998 must be received at the Company's principal office on or before June 1, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for such meeting.


                                OTHER BUSINESS

     As of the date of this Proxy Statement neither management of the Company nor the Adviser knows of any business other than as set forth in the Notice of Annual Meeting of Stockholders to come before the meeting. If any other business is properly brought before the meeting, or any adjournment thereof, all Proxies will be voted in accordance with the best judgment of the persons voting such Proxies as to such business.


September 26, 1997

                                   P R O X Y

                         BERGSTROM CAPITAL CORPORATION
                                     PROXY
                     THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

          The undersigned hereby appoints WILLIAM L. McQUEEN, PAMELA A. FIORINI and ELIZABETH C. HEDLUND, and each of them, with full power of substitution, as proxies for the undersigned, to vote, act and consent with respect to any and all shares of the Capital Stock, $1 par value, of Bergstrom Capital Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held in the Cutter Room, The Rainier Club, Fourth Avenue and Marion Street, Seattle, Washington, at 11:00 a.m., Seattle time, on November 3, 1997, and at any continuation or adjournment thereof, with all powers the undersigned would possess if personally present, upon such business as may properly come before the Meeting including the following:

1. Election of Directors (unless authority to vote for the nominees named below is withheld as provided below).

                                            FOR                 WITHHELD
          Erik E. Bergstrom                 [_]                   [_]

          George Cole Scott                 [_]                   [_]

          William H. Sperber                [_]                   [_]


2.   Ratification of selection of           FOR       AGAINST        ABSTAIN
     Deloitte & Touche LLP as independent   [_]         [_]            [_]
     accountants of the Company for
     the year ending December 31, 1997.

3. To vote in their discretion on such other matters as may properly come before the Meeting or any adjournment thereof.

This Proxy will be voted as directed. In the absence of direction, this Proxy will be voted FOR each of the nominees for election and FOR proposal 2.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement.


                                       DATED:_____________________________, 1997

                                       _________________________________________

                                       _________________________________________
                                       (Please date and sign exactly as your
                                       name appears at left.  Joint owners
                                       should each sign.  If signing as
                                       executor, administrator, attorney,
                                       trustee, or guardian, give title as
                                       such.  If a corporation, sign in full
                                       corporate name by authorized officer.
                                       If a partnership, sign in the name of
                                       authorized person.)

                                       This Proxy covers shares registered as
                                       designated at left.  Proxies for other
                                       forms of registration must be voted
                                       separately.


                STOCKHOLDERS ARE URGED TO MARK, SIGN AND RETURN
                 THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
                   PLEASE DO NOT FORGET TO DATE THIS PROXY.